Ex. 10.2

SUBSCRIPTION AGREEMENT
THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.
THE PURCHASE OF THE SECURITIES DESCRIBED HEREIN INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.
Lakeside DV Holdings, LLC
c/o IMH Financial Corporation
7001 N. Scottsdale, Suite 2050
Scottsdale, Arizona 85253
Attn: Lawrence D. Bain, CEO
Ladies and Gentlemen:
The undersigned understands that Lakeside DV Holdings, LLC, a Delaware limited liability company (the “Company”), is offering Class B Units representing an aggregate of up to 50% of the Company’s limited liability company interests (the “Securities”) in a private placement. This offering is made pursuant to the Term Sheet dated October 16, 2015 (the “Term Sheet”), and the form of Amended and Restated Limited Liability Company Agreement of the Company dated as of November 10, 2015, a copy of which is attached hereto as Appendix C (the “Operating Agreement”, and together with the Term Sheet, the “Offering Documents”), all as more particularly described and set forth in the Offering Documents. The undersigned further understands that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act). As used herein, the term “undersigned” and/or “you” shall be deemed to include all equity owners of the undersigned if the undersigned is an entity formed for the purpose of acquiring the Securities.
1.Subscription. Subject to the terms and conditions hereof and the provisions of the Operating Agreement, the undersigned hereby irrevocably subscribes for the Securities set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof (the “Purchase Price”). The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”) and the Operating Agreement.
2.    Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when (a) it is signed by a duly authorized officer of IMH Financial Corporation, a Delaware corporation (“IMHFC”), acting in its capacity as Manager of Lakeside

DVH Manager, LLC, a Delaware corporation, in its capacity as the Manager of the Company, and delivered to the undersigned at the Closing referred to in Section 3 hereof, (b) the Company has received the Purchase Price, and (c) the undersigned has delivered to the Company an executed Joinder Agreement in the form attached hereto as Appendix B. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers in the sole discretion of IMHFC. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).
3.    The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of IMHFC on or before 4:00 pm Pacific Standard Time on October 28, 2015, or at such other time and place as the Company may designate by notice to the undersigned.
4.    Payment for Securities. Payment for the Securities shall be received by the Company from the undersigned by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. Upon the Closing, the Manager shall cause Schedule A to the Operating Agreement to be amended to reflect the purchase of the Securities by the undersigned under this Subscription Agreement, to reduce the number of Securities owned by IMHFC in a corresponding amount, and to make a distribution to IMHFC of an amount equal to the Purchase Price pursuant to the terms and conditions of the Operating Agreement.
5.    Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company (as of the date hereof and as of the Closing) that:
(a)    General.
(i)    The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.
(ii)    The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.
(iii)    The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(b)    Information Concerning the Company.
(i)    The undersigned has received a copy of the Offering Documents. The undersigned has not been furnished any offering literature other than the Offering Documents and has relied only on the information contained therein.
(ii)    The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in the Offering Documents and in this Subscription Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.
(iii)    The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its Affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided in the Offering Documents or otherwise by the Company or any of its Affiliates shall not be considered investment advice or a recommendation to purchase the Securities, and that neither the Company nor any of its Affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its Affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned’s authority to invest in the Securities.
(iv)    The undersigned is familiar with the business and financial condition and operations of the Company, all as generally described in the Offering Documents. The undersigned has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.
(v)    The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.
(vi)    The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the undersigned.
(vii)    The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.
(c)    Non-reliance.

(i)    The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents that are described in the Offering Documents shall not be considered investment advice or a recommendation to purchase the Securities.
(ii)    The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.
(d)    Status of Undersigned.
(i)    The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.
(ii)    The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which the undersigned resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and the undersigned is not a minor.
(e)    Restrictions on Transfer or Sale of Securities. As applies to the Purchaser:
(i)    The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.
(ii)    The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation or intention to register any of the Securities, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the undersigned understands that under the Commission’s rules, the undersigned may dispose of the Securities principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the undersigned. Consequently, the undersigned understands that the undersigned must bear the economic risks of the investment in the Securities for an indefinite period of time.
(iii)    The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to (i) the provisions of the Operating Agreement relating to the transfer of limited liability company interests and (ii) a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates, if any, representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.
(iv)    The undersigned has a pre-existing relationship with the Company or an officer, director, manager, employee, referring party or consultant to the Company and acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
6.    Obligations Irrevocable. The obligations of the undersigned shall be irrevocable.
7.    Legend. The Securities are not certificated. If the Securities sold pursuant to this Subscription Agreement become certificated in the future, all such certificates representing Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO THE PROVISIONS OF THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AS MAY BE AMENDED, RESTATED OR REPLACED AND (2) (i) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
8.    Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.
9.    Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the undersigned without the prior written consent of the Company.
10.    Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. Each party to this Subscription Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.
11.    Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in the County of Kent, State of Delaware, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.
12.    Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
13.    Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

14.    Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
15.    Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Lakeside DV Holdings, LLC c/o IMH Financial Corporation 7001 N. Scottsdale Road, Suite 2050 Scottsdale, AZ 85253 Attention: Lawrence D. Bain, CEO Email: ldb@imhfc.com
with a copy to:	IMH Financial Corporation 7001 N. Scottsdale Road, Suite 2050 Scottsdale, AZ 85253 Attention: Legal Department Email: legal@imhfc.com
If to the Purchaser:	Andrew Fishleder________________ 9830 East Thompson Peak Parkway_ #903__________________________ Scottsdale, AZ 85255_____________ Attention:______________________ Email: afishleder@gmail.com______
with a copy to:	______________________________ ______________________________ ______________________________ ______________________________ Attention:______________________ Email:_________________________
16.    Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
17.    Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the Closing, (ii) changes in the transactions, documents and instruments described in the Offering Documents which are not material or which are to the benefit of the undersigned and (iii) the death or disability of the undersigned.
18.    Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.
19.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
20.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Operating Agreement.
21.    Taxpayer Identification Number/Backup Withholding Certification. Unless the undersigned indicates to the contrary in this Subscription Agreement, the undersigned certifies that the taxpayer identification number shown below is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), the undersigned is not subject to backup withholding on interest or dividends. If the undersigned does not provide a taxpayer identification number certified to be correct or does not make the certification that the undersigned is not subject to backup withholding, then the undersigned may be subject to twenty percent (20%) withholding on interest or dividends paid to the holder of the Securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 10th day of November, 2015.

PURCHASER (if an individual):

By:____/S/ Andrew Fishleder_______________________

Print Name: Andrew Fishleder_______________________

SSN: xxx-xx-xxxx_________________________________

PURCHASER (if an entity):

________________________________________________
(Print Full Legal Name of Entity)

By:_______________________________________

Name:_____________________________________

Title:______________________________________

Taxpayer ID #: ______________________________

State/Country of Domicile or Formation: _Arizona________________________________

Aggregate Subscription Amount: US$ 50,000.00__________________________________

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to _____2_____ Class B Units.

LAKESIDE DV HOLDINGS, LLC,
a Delaware limited liability company

By: Lakeside DVH Manager, LLC,
   a Delaware limited liability company
Its: Manager

   By: IMH Financial Corporation,
      a Delaware corporation
   Its: Sole Member

      By:   /S/ Lawrence D. Bain
         Lawrence D. Bain, CEO

APPENDIX A
CONSIDERATION TO BE DELIVERED

Securities to Be Acquired	Aggregate Purchase Price to be Paid
____2____ Class B Units	US$ 50,000.00______

APPENDIX B
FORM OF JOINDER AGREEMENT
(See Attached.)

JOINDER AGREEMENT
Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated November 10, 2015, as amended from time to time (the “LLC Agreement”), among LAKESIDE DVH MANAGER, LLC, a Delaware limited liability company, as Manager, the Members set forth on Schedule A to the LLC Agreement, and LAKESIDE DV HOLDINGS, LLC, a Delaware limited liability company (the “Company”). Pursuant to and in accordance with Section 8.3 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement (attached as Appendix A hereto) and agrees that upon execution of this Joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto, and shall hold the status of Class B Member.
Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __10th__ day of November, 2015.

PURCHASER (if an individual):

By:___    /S/ Andrew Fishleder_________________________
Print Name:___Andrew Fishleder_____________________

Address of Principal Residence:
9830 East Thompson Peak Pkwy. #903_________________
Scottsdale, AZ 85255_______________________________

PURCHASER (if an entity):

________________________________________________
(Print Full Legal Name of Entity)

By: _______________________________________

Name:_____________________________________

Title: ______________________________________

State of Formation:_________________________________

Address of Principal Office:
____________________________________
____________________________________
____________________________________
____________________________________

ACCEPTANCE BY THE MANAGER:
Lakeside DVH Manager, LLC, a Delaware limited liability company
By:    IMH Financial Corporation, a Delaware corporation, its Sole Member
By:____/S/ Lawrence D. Bain_________________________________________
        Lawrence D. Bain, CEO

APPENDIX C

OPERATING AGREEMENT
(See Attached.)

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
LAKESIDE DV HOLDINGS, LLC
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Lakeside DV Holdings, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of November 10, 2015, and is by and between the Members, as hereinafter defined, listed on Schedule A.
W I T N E S S E T H:
WHEREAS, the Company was formed as a limited liability company under and pursuant to the Act (as defined herein) to conduct certain business as a limited liability company by filing a Certificate of Formation in the office of the Secretary of State for the State of Delaware on July 29, 2015 (as amended and restated from time to time, the “Certificate”);
WHEREAS, IMH Financial Corporation, a Delaware corporation (“IMH”), as the Company’s sole original Member, executed a Limited Liability Company Agreement of the Company dated as of July 29, 2015 (the “Original Agreement”);
WHEREAS, as of the date hereof IMH has transferred its membership interest in the Company to Lakeside DVH Manager, LLC, a Delaware limited liability company (“Lakeside DVH”), which membership interests are represented by Class A Units in the Company;
WHEREAS, from and after the date hereof, and in accordance with the terms of this Agreement, the Company may issue Class B Units to Persons and admit such Persons as Class B Members upon their execution of a counterpart signature page to this Agreement; and
WHEREAS, the Members now desire to amend and restate the Original Agreement on the terms and subject to the conditions set forth below;
NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. As used herein the following terms shall have the indicated meanings. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.
(a)    “Act” means the Delaware Limited Liability Company Act, Delaware Code Section 18-101 et seq. in effect on the date hereof and as may be hereafter amended.

(b)    “Adjusted Capital Account” means, with respect to any Member, such Member's Capital Account (taking into account all Capital Contributions and Priority Capital Contributions made by such Member and distributions made to such Member), increased by the sum of (i) such Member's share of Company Minimum Gain and (ii) such Member's share of Member Nonrecourse Debt Minimum Gain.
(c)    “Affiliate” means, with respect to any specified Person, (i) any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person, (ii) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such Person, and (iii) any trust, family limited partnership, family limited liability company or other estate planning entity, the beneficiaries, partners or members of which are limited to such Person and such Person’s spouse, lineal descendants and stepchildren. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of at least 50% of the voting securities, by contract or otherwise.
(d)    “Bankruptcy” means, with respect to any Person, such Person’s: (i) making an assignment for the benefit of creditors, (ii) filing a voluntary petition in bankruptcy, (iii) being adjudged bankrupt or insolvent, or having entered against such Person an order for relief, in any bankruptcy or insolvency proceeding, (iv) filing a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of this nature, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties, (vii) having commenced against it any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, which proceeding is consented to by such Person or which is not dismissed within one hundred twenty (120) days after being commenced, or (viii) having a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties appointed without such Person’s consent or acquiescence and such appointment is not vacated or stayed within ninety (90) days after such appointment, or the appointment is not vacated within ninety (90) days after the expiration of any such stay.
(e)    “Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member in accordance with the following provisions:
(i)    There shall be credited to each Member’s Capital Account (A) such Member’s Capital Contributions and Priority Capital Contributions, (B) such Member’s distributive share of Profits allocated to such Member pursuant to Section 4.1 hereof, (C) any items in the nature of income or gain which are specially allocated to such Member pursuant to Section 4.2 hereof and (D) the amount of any liabilities assumed by such Member or which are secured by any property of the Company distributed to such Member.
(ii)    There shall be debited to each Member’s Capital Account (A) the amount of cash and the fair market value of any property of the Company distributed to such Member (net of liabilities that such Member is considered to assume or take subject to), (B) such Member’s distributive share of Losses allocated to such Member pursuant to Section 4.1 hereof, (C) any items in the nature of expenses or losses which are specially allocated to such Member pursuant to Section 4.2 hereof and (D) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member or the Company.

(iii)    The Capital Account of each Member shall be adjusted to reflect the Gross Asset Value of the assets of the Company in accordance with Section 1.1(u) hereof;
(iv)    In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.
(v)    In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manages shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 9.3(a) hereof upon the dissolution of the Company. The Manager also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
(f)    “Capital Contribution” means the amount of cash and the fair market value of any other property (net of liabilities secured by such property, which the Company is considered to assume) contributed by a Member to the capital of the Company, but excluding any Priority Capital Contributions. The Capital Contributions of the Members are set forth on Schedule A.
(g)    “Cash Flow” means and includes all cash available for distribution to the Members as determined from time to time by the Manager in its sole discretion after paying expenses, including the Management Fee and any loans from Members, and providing reserves for such anticipated expenses as the Manager determine are necessary for the efficient and appropriate operation of the Company.
(h)    “Class A Member” means a Person listed as a Class A Member on Schedule A to this Agreement, who owns one or more Class A Units and who is a party to this Agreement, and those additional Persons, if any, who become Class A Members after the date hereof in accordance with this Agreement.
(i)    “Class A Units” means Units designated as Class A Units, including all the rights, privileges, preferences and obligations as are specifically provided for in this Agreement for Class A Units.
(j)    “Class B Member” means a Person listed as a Class B Member on Schedule A to this Agreement, who owns Class B Units and who is a party to this Agreement, and those additional Persons, if any, who become Class B Members after the date hereof in accordance with this Agreement.
(k)    “Class B Units” means Units designated as Class B Units, including all the rights, privileges, preferences and obligations as are specifically provided for in this Agreement for Class B Units.
(l)    “Code” means the Internal Revenue Code of 1986, as amended, or any successor provision of law.

(m)    “Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
(n)    “Company Nonrecourse Deductions” has the meaning ascribed to the term “nonrecourse deductions” in Section 1.704-2(b)(1) of the Regulations.
(o)    “Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost-recovery deduction allowable with respect to an asset for such year or period, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year or period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost-recovery deduction for such fiscal year or period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such fiscal year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method determined by the Manager.
(p)    “Excess Deficit Balance” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year or other period, after giving effect to the following adjustments:
(i)    The Capital Account shall be increased by any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to penultimate sentences of Regulations Section 1.704-2(g)(1) and of Regulations Section 1.704-2(i)(5); and
(ii)    The Capital Account shall be decreased by the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of Excess Deficit Balance is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(q)    “Gross Asset Value” means, with respect to any asset of the Company, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)    The initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset, as determined by the contributing Member and the Manager;
(ii)    the Gross Asset Value of all Company assets shall be adjusted to equal their respective fair market values (as determined in good faith by the Manager), in accordance with the rules set forth in Regulations Section 1.704(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution and Priority Capital Contribution; (B) the acquisition of an additional interest (other than a de minimis interest) in the Company by an existing Member or a new Member as consideration for the provision of services to or for the benefit of the Company; (C) the distribution by the Company to a Member of more than a de minimis amount of property of the Company as consideration for an interest in the Company; (D) the grant by the Company of a noncompensatory option (other than an option for a de minimis interest in the Company) and (E) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A), (B), (C)

and (D) shall be made only if the Manager determine in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(iii)    the Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value of such asset on the date of distribution as determined by the Manager in its sole and absolute discretion; and
(iv)    the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted tax bases of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.2(g) hereof and are not otherwise taken into account under this Section 1.1(u).
(r)    “Lakeside DV” means Lakeside DV, LLC, a Delaware limited liability company.
(s)    Lakeside DVH” is defined in the Recitals.
(t)    “Management Fee” is defined in Section 5.1(h).
(u)    “Manager” means the Manager elected pursuant to Section 5.1(a).
(v)    “Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).
(w)    “Member Nonrecourse Debt Minimum Gain” has the meaning ascribed to “partner nonrecourse minimum gain” in Regulations Section 1.704-2(i)(2).
(x)    “Member Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
(y)    “Members” means, effective as of the date first above written, those persons listed on Schedule A, attached hereto and made a part hereof, including the Class A Members and the Class B Members, and such other Persons who may be admitted to the Company, sometimes referred to individually as “Member.” A Member shall have all rights conferred upon a “member” under the Act, as modified by this Agreement.
(z)    “Membership Interest” for any Member means the percentage of such Member’s ownership interest in the Company based on the number of Class A Units and Class B Units held by such Member as compared to the total number of outstanding Class A Units and Class B Units.
(aa)    “Officers” means any officers who may be designated from time to time by the Manager to manage the affairs of the Company pursuant to the provisions of this Agreement.
(bb)     “Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, venture, trust, estate or other entity.
(cc)    “Priority Capital Contributions” means the amount of cash and the fair market value of any other property (net of liabilities secured by such property, which the Company is considered to assume) contributed by a Member to the capital of the Company under Section 3.5 that is considered a “Priority

Capital Contribution” thereunder. Any Priority Capital Contributions of the Members will be set forth on Schedule A.
(dd)    “Priority Return” means an 8% per annum, cumulative return, compounded monthly, on the amount of the Unreturned Priority Capital Contribution Balance
(ee)    “Profits” and “Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(i)    any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;
(ii)    any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses hereunder shall be subtracted from such taxable income or loss;
(iii)    gain or loss resulting from any disposition of Company property reflected in the Capital Account of any Member at a Gross Asset Value that is different from its adjusted tax basis shall be computed by reference to such Gross Asset Value;
(iv)    those items specially allocated under Section 4.2 shall not be taken into account in determining Profits and Losses;
(v)    in the event the Company is required to adjust the Gross Asset Value of any item of Company property pursuant to Section 1.1(u) hereof, the difference between the Gross Asset Value of such property and its adjusted tax basis shall be treated as an item of gain or loss, as the case may be, for purposes of computing Profits and Losses;
(vi)    in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or period; and
(vii)    to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s economic rights, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.
(ff)    “Regulations” means United States Treasury Department regulations, temporary regulations and proposed regulations promulgated under the Code from time to time.
(gg)    “Return” means an 8.0% per annum, cumulative return, compounded monthly, on the amount of the Unreturned Capital Contribution Balance.

(hh)    “Sale of the Company” means the sale of the Company, whether by sale of 50% or more the issued and outstanding Units (including up to 100% of the Units) or other equity interests of the Company, or whether by a sale of substantially all of the assets, or whether by a merger, reorganization or otherwise, in each case in a bona fide, arms-length transaction.
(ii)    “Target Balance” means, for any Member as of any date, the hypothetical amount that would be distributable to such Member on such date if (i) all the assets of the Company (including, without limitation, intangible assets such as goodwill) were sold for cash equal to their respective Gross Asset Values as of such date, (ii) all liabilities of the Company were paid in full (except that in the case of a nonrecourse liability, such payment would be limited to the Gross Asset Value of the asset or assets securing such liability), and (iii) all remaining cash were distributed to the Members pursuant to Section 9.3(a) hereof.
(jj)    “Transfer” means any transfer (including, without limitation, a transfer by will or intestate distribution), alienation, gift, sale, assignment, pledge, hypothecation, encumbrance, disposition or granting of, or attempt to grant, a security interest, lien or similar encumbrance of all or any part of a Unit in the Company, whether voluntarily or involuntarily, whether for or without consideration, and includes a transfer by operation of law, transfer incident to divorce, bankruptcy, foreclosure, judicial sale or otherwise.
(kk)    “Units” represent the denomination for a Member’s Membership Interest in the Company and have been designated as Class A Units and Class B Units and shall constitute limited liability company interests under the Act
(ll)    Unreturned Capital Contribution Balance” means, with respect to any Unit as of any date, the aggregate Capital Contributions made in respect of such Unit, reduced (but not below zero) by the aggregate amount of Cash Flow distributed pursuant to Section 4.5(a)(ii)(B) or Section 9.3(a) in respect of such Unit (whenever made and regardless of the source or character of such distribution). In the event any Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Unreturned Capital Contribution Balance which relates to such Unit
(mm)    “Unreturned Priority Capital Contribution Balance” means, with respect to any Unit as of any date, the aggregate Priority Capital Contributions made in respect of such Unit, reduced (but not below zero) by the aggregate amount of Cash Flow distributed pursuant to Section 4.5(a)(i)(B) or Section 9.3(a) in respect of such Unit (whenever made and regardless of the source or character of such distribution). In the event any Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Unreturned Priority Capital Contribution Balance which relates to such Unit.
Section 1.2.    Other Definitions. Other terms are defined in the Sections of this Agreement. Any terms with their initial letters capitalized and not otherwise defined herein shall have the meaning set forth in the Act.

ARTICLE II
ORGANIZATION
Section 2.1.    Organization. On July 29, 2015, the Company was formed as a Delaware limited liability company by the filing of the Certificate in the office of the Secretary of State. If there is any conflict between the terms of this Agreement and the Certificate, the Certificate will control.

Section 2.2.    Name. The name of the Company is Lakeside DV Holdings, LLC. Company business must be conducted in such name or such other names that comply with applicable law as the Manager may select from time to time.
Section 2.3.    Registered Office; Registered Agent. The registered office of the Company in the State of Delaware will be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware will be the initial registered agent designated in the Certificate, or such other Person or Persons as the Manager may designate from time to time in the manner provided by law. The principal office of the Company will be at such location as the Manager may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Manager determine appropriate.
Section 2.4.    Purpose; Powers. The purposes of the Company are to: (a) own an equity interest in Lakeside DV, which is to own, develop, manage, lease, and dispose of certain property consisting of approximately 127 acres and located in Wasatch County, Utah, and (b) engage in any lawful business or activity permitted under the Act incidental to the foregoing. The Company will have all powers permitted to be exercised by a limited liability company organized in the State of Delaware.
Section 2.5.    Term. The Company commenced on the date the Certificate was filed with the Secretary of State of the State of Delaware, and will continue in existence until terminated pursuant to this Agreement.
Section 2.6.    Liability to Third Parties. No Member will have any personal liability for any obligations or liabilities of the Company solely on account of such Person being a Member, whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities or obligations are expressly assumed in writing by such Member.
ARTICLE III
MEMBERS; CAPITAL STRUCTURE AND CONTRIBUTIONS
Section 3.1.    Members. The names, addresses, Capital Contributions, Priority Capital Contributions, Membership Interests and Class A Units and Class B Units of the Members are set forth on Schedule A attached hereto and incorporated herein. The Manager is hereby authorized to complete or amend Schedule A to accurately reflect, without limitation, the admission of additional Members, the withdrawal or expulsion of any Member, the change of address of any Member, the Capital Contributions and Priority Capital Contributions of any Member, the Membership Interest or Units of any Member and any other information called for by Schedule A.
Section 3.2.    Capital Structure.
(a)    General. Subject to the terms of this Agreement, (%4) the Company is authorized to issue an unlimited number of Units and (%4) the Manager is expressly authorized, by resolution or resolutions, to create and to issue, out of authorized but unissued Units, different classes, groups or series of Units and fix for each such class, group or series such voting powers, full or limited or no voting powers, and such distinctive designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the Manager. Subject to the terms of this Agreement, the Manager shall have the authority to issue such number of Units of any class, series or tranche pursuant to clauses (i) and (ii) of the immediately preceding sentence as the Manager shall from time to time determine. Subject to the terms of this Agreement, the Company is authorized to issue options or warrants to purchase Units, restricted Units, Unit appreciation rights, phantom Units, and other securities convertible, exchangeable or exercisable for Units, on such terms as may be determined by the Manager.
(b)    Units. The Units shall have such rights to allocations and distributions as may be authorized and set forth under this Agreement. The relative rights, powers, preferences, duties, liabilities and obligations of holders of the Units shall be as set forth herein. Each holder of Units shall be entitled to vote, in person or by proxy, pro-rata in accordance with such holder’s percentage ownership interest of all issued and outstanding Units, on any matter upon which Members have the right to vote as set forth in this Agreement and provided under the Act.
Section 3.3.    Issuance of Additional Units.
(a)    Right to Issue Other Additional Units. The Company is authorized to issue Units to any Person at such prices per Unit as may be determined in good faith by the Manager and in exchange for such Capital Contribution(s) as may be determined by the Manager.
(b)    Condition to Admission as a Member. As a condition to being admitted as a Member of the Company, any Person must agree to be bound by the terms of this Agreement by executing and delivering a counterpart signature page to this Agreement.
Section 3.4.    Capital Contributions by New Members. New Members will make any Capital Contribution required by the Manager pursuant to Section 3.3 above.
Section 3.5.    Additional Capital Contributions. If the Manager determines that the Company does not have sufficient cash to pay its expenses and obligations or otherwise requires additional working capital, including for the purpose of making an additional contribution to Lakeside DV, then the Manager shall notify the Members of the amount of additional capital that is required for the foregoing purposes (the “Capital Contribution Notice”). Within thirty (30) days after the date of receipt of the Capital Contribution Notice (the “Deadline”), each Member shall have the right to make an additional Capital Contribution to the Company in an amount equal to the additional capital so required multiplied by such Member’s Membership Interest. If a Member (the “Non-Contributing Member”) does not make such Member’s additional Contribution by the Deadline, the other Member(s) may elect to advance the Non-Contributing Member’s additional Capital Contribution in proportion to such advancing Members’ Membership Interest (or as they may otherwise agree among themselves), and in such event, the entire additional Capital Contributions made by such Member (i.e., the additional Capital Contribution it originally elected to make and the additional Capital Contribution it made on behalf of the Non-Contribution Member) will be treated as “Priority Capital Contributions.” If each Member makes its additional Capital Contribution in accordance with this Section 3.5 and there is no Non-Contributing Member, then each additional Capital Contribution will be considered a “Capital Contribution” and not a “Priority Capital Contribution.”
Section 3.6.    Member Loans. Members may make loans to the Company on terms approved by the Manager. Loans by any Member to the Company shall not be considered Capital Contributions or Priority Capital Contributions and shall not affect the maintenance of such Member’s Capital Account.
Section 3.7.    No Return of Contributions. A Member is not entitled to the return of any part of his, her or its Capital Contributions or Priority Capital Contributions or to be paid interest in respect of either such Member’s Capital Account or Capital Contributions or Priority Capital Contributions. An

unrepaid Capital Contribution or Priority Capital Contribution is not a liability of the Company or of the other Members.
Section 3.8.    No Withdrawal. Except with the consent of the Manager or as otherwise set forth in this Agreement, the Company shall not redeem or repurchase any Member’s Units and no Member shall have the right to withdraw from the Company prior to the Company’s liquidation and termination pursuant to Article IX hereof.
Section 3.9.    Capital Account Deficits. There shall be no obligation to restore any deficit balance in any Member’s Capital Account.
Section 3.10.    Preemptive Rights. No Member has any preemptive rights or other protective rights with respect to the preservation of its percentage ownership in the Company or with respect to the preservation of the book value of its Units.
ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS
Section 4.1.    Allocations. After giving effect to the special allocation provisions of Section 4.2 hereof, Profits and Losses for any year or other period (and, if necessary, items of gross income, gain, loss and deduction of the Company) shall be allocated in such a manner as to cause the balances in the Adjusted Capital Accounts of the Members as nearly as possible to equal their respective Target Balances.
Section 4.2.    Special Allocations.
(c)    Company Minimum Gain. Notwithstanding any other provision of this Section 4.2, and except as provided in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if there is a net decrease in Company Minimum Gain during any fiscal year or other period, each Member shall be specially allocated items of Company income and gain for such fiscal year or period (and, if necessary, subsequent fiscal years and periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). A Member’s share of the net decrease in Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1). This Section 4.2(a) is intended to comply with the “minimum gain chargeback” requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(d)    Member Nonrecourse Debt Minimum Gain. Notwithstanding any other provision of this Section 4.2 except Section 4.2(a), and subject to the exception in Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year or other period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain, including gross income, for such fiscal year or other period (and, if necessary, subsequent fiscal years and periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). This Section 4.2(b) is intended to comply with the “minimum gain chargeback” requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(e)    Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) which results in or increases an Excess Deficit Balance for the Member, items of Company income and gain, including gross income, shall be specially allocated to each such Member in an amount and manner sufficient to eliminate the Excess Deficit Balance of such Member as quickly as possible; provided, however, an allocation pursuant to this Section 4.2(c) shall be made if an only to the extent that such Member would have an Excess Deficit Balance after all other allocations provided for in this Section 4.2 have been tentatively made as if this Section 4.2(c) were not in this Agreement. This Section 4.2(c) is intended to comply with the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(f)    Gross Income Allocation. If any Member would otherwise have Excess Deficit Balance as of the last day of any fiscal year or other period, then items of income and gain of the Company shall be specially allocated to such Member so as to eliminate such excess as quickly as possible; provided, however, an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that such Member would have an Excess Deficit Balance after all other allocations provided for in this Section 4.2 have been made as if Section 4.2(c) and this Section 4.2(d) were not in this Agreement.
(g)    Company Nonrecourse Deductions. Company Nonrecourse Deductions for any year or other period shall be allocated among the Members in accordance with their respective Membership Interests.
(h)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(i)    Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 743(b) or Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant such applicable Section of the Regulations.
(j)    Curative Allocations. The allocation set forth in subparagraphs (a) through (g) of this Section 4.2 (“Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.2(h). Therefore, notwithstanding any other provision of this Article IV, the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to this Article IV (other than Regulatory Allocations).
Section 4.3.    Miscellaneous Allocations Rules. For purposes of Sections 4.1 and 4.2 hereof, the following rules shall apply:

(a)    Insufficient Profits or Losses. If there are insufficient Profits or Losses to allocate to the Members pursuant to Section 4.1 to make the entire allocation specified therein, the Profit or Loss available to be allocated among the Members (or items thereof) pursuant to such Section shall be allocated in proportion to the amounts thereof that would have been allocated to each Member pursuant to such Section if there had been sufficient amounts thereof to satisfy fully the requirements of such subparagraph with respect to every Member.
(b)    Additional Members. In the event additional Members are admitted to the Company on different dates during any year or other period, Profits or Losses, as the case may be, allocated to the Members for each such year or other period shall be allocated among the Members in proportion to the Membership Interest each holds from time to time during such year or other period in accordance with Code Section 706, using any convention permitted by law and selected by the Manager.
(c)    Allocation Conventions. For purposes of determining Profits or Losses or any other items allocable to any period, the same shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder as selected by the Manager. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share underlying Profits or Losses.
Section 4.4.    Tax Allocations.
(a)    In General. Except as otherwise provided in this Agreement, all items of Company income, gain, loss and deduction for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article IV.
(b)    Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value. In the event the Gross Asset Value of any asset of the Company is adjusted pursuant to the definition of such term, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Allocations pursuant to this Section 4.4(b) are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
Section 4.5.    Distributions.
(a)    General. Subject to the provisions of the Act, and except as provided in Section 4.5(b), Cash Flow shall be distributed to the Members as follows:
(i)    First, during each fiscal year when there is an Unreturned Priority Capital Contribution Balance for any Members, (A) to such Members, pro rata, in proportion to their Unreturned Priority Capital Contribution Balance until such Members have received amounts that, when aggregated with all previous distributions to the under this Section 4.5(a)(i)(A) is equal to the sum of the aggregate, cumulative Priority Return for such fiscal year and all previous fiscal years with respect to which the Priority Return is payable, and (B) second, to such Members, pro rata, in proportion to their Unreturned Priority Capital Contribution Balances, until the Unreturned Priority Capital Contribution Balance has been reduced to zero;
(ii)    Second, during each fiscal year when there is an Unreturned Capital Contribution Balance for any Members, (A) to such Members, pro rata, in proportion to their Unreturned Capital Contribution Balance until such Members have received amounts that, when aggregated with all previous distributions to the under this Section 4.5(a)(ii)(A) is equal to the sum of the aggregate, cumulative Return for such fiscal year and all previous fiscal years with respect to which the Return is payable, and (ii) second, to such Members, pro rata, in proportion to their Unreturned Capital Contribution Balance, until the Unreturned Capital Contribution Balance has been reduced to zero; and
(iii)    Thereafter, (A) 20% to the Class A Member, and (B) 80% to all Members, pro-rata in accordance with their Membership Interests.
(b)    Tax Distributions. To the extent funds are available to the Company as determined in the sole and absolute discretion of the Manager, the Manager may, but is not required to, cause the Company to make distributions to the Members to enable the Members to pay federal, state and local income taxes attributable to their Units (including quarterly tax distributions for estimated tax payments). All such distributions (i) shall be made to the Members based upon an assumed total tax rate equal to highest maximum combined marginal federal, state and local income tax rates to which any Member may be subject taking into account the deductibility of state and local income taxes for federal income tax purposes, and (ii) shall be made to the Members based upon their relative shares of the Company’s taxable income for the period. Any amounts distributed to a Member pursuant to this Section 4.5(b) shall be treated as an advance against, and shall reduce dollar for dollar, any other distributions to which such Member would be entitled under this Agreement, so that the cumulative amount distributed to each Member will be the same as such Member would have received if no distributions had been made pursuant to this Section 4.5(b). Notwithstanding the foregoing, in the case of a tax distribution hereunder to a Member which is attributable to a special allocation of items of income and gain in accordance with Code Section 704(c), a corresponding distribution shall be made to all other Members so that such tax distribution and such corresponding distributions are, in the aggregate, shared by the Members in proportion to their relative interests in Cash Flow as described in Section 4.5(a).
(c)    Withholding; Set-off. Notwithstanding anything to the contrary in this Agreement, the Company may withhold from any distribution to any Member, including distributions in connection with the liquidation of the Company, (i) such amount as may be required to be withheld therefrom pursuant to the Code or any other applicable federal, state, local or foreign law, and (ii) any amounts then owed by such Member to the Company, and in each case, any amount so withheld shall be treated as a distribution to such Member for purposes of this Agreement.
(d)    Distributions upon Sale of the Company. Notwithstanding any other provision of this Section 4.5, in the event of a Sale of the Company that results in the sale of Units, each Member shall receive in exchange for the equity securities held by such Member the same portion of the aggregate consideration from such Sale of the Company that such Member would have received if such aggregate consideration had been distributed by the Company pursuant to the terms of Section 4.5(a) (but assuming, for purposes of this determination, that the Units sold in the Sale of the Company are the only Units outstanding). Each holder of equity securities shall take all necessary or desirable actions (as determined by the Manager) in connection with the distribution of the aggregate consideration from such Sale of the Company.

ARTICLE V
MANAGEMENT AND OPERATION
Section 5.1.    Management.
(k)    Manager. The Company shall be managed by its Manager. The Company shall initially have one Manager, which shall be Lakeside DVH. The Manager shall be responsible for directing, managing and controlling the business activities of the Company. Except for situations (a) in which the approval of the Members is expressly required by non-waivable provisions of applicable law, and (b) where the authority to make decisions on behalf of the Company is specifically reserved to Members under this Agreement, the Manager shall have full and complete authority, power and discretion to make all decisions on behalf of the Company, to manage, direct and control the business, affairs and the properties of the Company, to make all decisions of the Company under this Agreement, and to perform any and all other acts or activities customary or incident to the management of the Company’s business, all without the consent of the Members. All decisions of the Managers, if there is more than one Manager, shall be made by the vote of a majority of the Managers. A Manager shall hold office until his, her or its death, dissolution or resignation. The authority of the Manger includes, without limitation, the authority to borrow money and otherwise incur indebtedness on such terms as the Manager determines, and to pledge the Company’s assets, including its equity interest in Lakeside DV, as security therefor; provided that the Manager may not cause the Company to pledge its equity interests in Lakeside DV to secure any loan if the loan to value ratio (as reasonably determined by the Manager in good faith) is more than 50% without first obtaining the approval of Members holding a holding a majority of the issued and outstanding Units.
(l)    Vacancies. Any vacancy occurring for any reason with respect to a Manager shall be filled by the affirmative vote of the Members owning a majority of the issued and outstanding Class A Units.
(m)    Regular Meetings. If there is ever more than one Manager, then regular meetings of the Managers may be held without notice at such time and place as from time to time may be determined by the Managers.
(n)    Committees. From time to time, the Manager may, by resolution passed by the Manager, appoint an executive committee or any other committee or committees for any purpose or purposes to the extent permitted by law, which committee or committees will have such powers as specified in the resolution of appointment.
(o)    Quorum. At all meetings of the Managers a majority of the total number of votes that may be cast by all of the Managers will be necessary and sufficient to constitute a quorum for the transaction of business, and the majority of votes cast by the Managers present at any meeting at which there is a quorum will be the act of the Managers, except as may be otherwise specifically provided by applicable law or by this Agreement. If a quorum is not present at any meeting of the Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
(p)    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Managers or of any committee thereof may be taken without a meeting, if all of the Managers or members of the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Managers, or committee.
(q)    Meetings by Telephonic or Other Communications Equipment. Managers may participate in a meeting of the Managers, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at such meeting.
(r)    Management Fee. The Manager shall be paid an annual management fee (the “Management Fee”), quarterly in advance on the first business day of each quarter of the fiscal year. Any payment of the Management Fee in respect of a period less than a quarter of a fiscal year shall be prorated based on the actual number of days in such period. Each installment of the Management Fee shall be due and payable based on an annual amount equal to two percent (2.0%) of all Capital Contributions and Priority Capital Contributions ever made to the Company.
Section 5.2.    Individual Member Authority. The Officers, acting individually, and any other Person hereafter designated by the Manager, each has and will have the authority delegated by the Manager to bind the Company as an agent in the ordinary course of business. No Member acting solely in his, her or its capacity as a Member has the authority to bind the Company, unless such action is expressly authorized by this Agreement or by the Manager. Any Member shall indemnify the Company for any costs or damages incurred by the Company as a result of any action by such Member purporting to act for or to undertake any obligation, debt, duty or responsibility on behalf of any other Member or the Company, unless such action or undertaking is expressly authorized by this Agreement or by the Manager.
Section 5.3.    Members.
(c)    Voting. Except as otherwise required by this Agreement or by applicable law, the Members will not have the right to manage the business affairs of the Company or vote on any matter concerning the Company. At any meeting of the Members at which a quorum is present (in person or by proxy), Members holding a majority of the issued and outstanding Units may take action on a matter.
(d)    Meetings of Members. Special meetings of the Members, for any purpose or purposes, will be called by the Manager or Members holding a majority of the outstanding Units. Such request will state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the Members will be limited to the purposes stated in the notice. Meetings of Members may held at any place within or outside the State of Delaware as determined by the Manager.
(e)    Notice of Meeting. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting will be given by the Company to the Members and to any parties to contribution or contribution allowance agreements with the Company, which notice must state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called. The written notice of any meeting must be given to each Member entitled to vote at such meeting not less than ten (10) days nor more than two (2) months before the date of the meeting.
(f)    Quorum; Adjourned Meetings and Notice Thereof. A majority of the aggregate number of issued and outstanding Units, the holders of which are present in person or represented by proxy, will constitute a quorum for the transaction of business by the Members, except as may otherwise be provided by law or by this Agreement. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
(g)    Fixing Record Date. In order that the Company may determine the Members entitled to notice of or to vote at any meeting of the Members, or any adjournment thereof, or to express consent to company action in writing without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or for the purpose of any other lawful action, the Manager may fix a record date which will not be more than two (2) months nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Manager, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of the record date shall apply to any adjournment of the meeting; provided, however, that the Manager may fix a new record date for the adjourned meeting.
(h)    Members Action by Written Consent Without a Meeting. Any action which may be taken at any meeting of the Members, may be taken without a meeting, without prior notice and without a vote, if (i) a consent in writing, setting forth the action so taken, and (ii) a waiver in writing of acting at a meeting, is signed, in each case, by Members holding not less than the minimum percentage of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the taking of Member action without a meeting by less than unanimous written consent will be given to those Members who have not consented in writing.
(i)    Proxies. At each meeting of the Members, each Member having the right to vote may vote in person or may authorize another person or persons to act for such Member by proxy appointed by an instrument in writing subscribed by such Member and bearing a date not more than eleven (11) months prior to said meeting, unless such instrument provides for a longer period. All proxies must be filed with the Manager at the beginning of each meeting in order to be counted in any vote at the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Manager.
(j)    Meetings by Telephonic or Other Communications Equipment. Members may participate in a meeting of the Members by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at such meeting.
Section 5.4.    Officers. The Manager may, from time to time, (i) designate one or more individuals to be Officers of the Company, with such titles and compensation as the Manager assigns to such individuals, (ii) remove any Officer, with or without Cause, and (iii) fill any vacancy of the Officers. The Company may have, at the discretion of the Manager, such other Officers as may be appointed by the Manager. No Officer need be a Member or a resident of the State of Delaware. Officers so designated will have such authority and perform such duties as this Agreement provides or as the Manager may from time to time delegate to them. Any number of offices may be held by the same person. Any Officer may resign as such at any time. Such resignation will be made in writing and will take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager.
Section 5.5.    Indemnification; Limitation of Liability.
(a)    Indemnification. The Company shall indemnify each Manager, Member and Officer of the Company (the “Indemnitee”) who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or it is or was a Manager, Member or Officer of the Company or, while a Manager, Member or Officer of the Company, is or was serving at the request of the Company as a manager, officer, employee, agent or trustee of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against any losses, damages or expenses actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, to the full extent permitted by the Act. The right to indemnification conferred in this Section 5.5(a) includes the right of the Indemnitee to be paid by the Company the expenses incurred in defending any such action in advance of its final disposition to the full extent permitted by the Act (an “Advancement of Expenses”); provided, however, that the Company will only make an Advancement of Expenses upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined that such Indemnitee is not entitled to be indemnified under this Section 5.5(a) or otherwise.
(b)    Repeal or Modification. Any repeal or modification of this Section 5.5 will not adversely affect any right or protection of any individual existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE VI
SALE OF THE COMPANY
Section 6.1.    Drag-Along Rights.
(a)    If the Manager approves a Sale of the Company, each Member shall vote for, consent to and raise no objections against such Sale of the Company (to the extent such Member has voting or consenting rights). If the Sale of the Company is structured as a (i) merger or consolidation, each Unitholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each Member shall agree to sell all or the pro rata portion (as the case may be) of his, her or its Units and rights to acquire Units on the terms and conditions approved by the Manager. Each Member shall bear their pro-rata portion (based upon respective Membership Interests) of any escrows or holdbacks. Each Member shall also take all necessary or desirable actions in connection with the consummation of the Sale of the Company as requested by the Manager, including, without limitation, executing written consents of members, proxies, registration statements, letters of transmittal, purchase agreements providing for the distribution of net proceeds in accordance with Section 9.3, escrow agreements and assignments (or similar instruments of conveyance). Each Member hereby constitutes and appoints the Manager and any Officer, and each of them, with full power of substitution, (y) as the proxies of such Member, with respect to the matters set forth in this Section 6.1, and hereby authorizes each of them to vote all of the Units held by such Member in a manner which is consistent with the terms and provisions of this Section 6.1, and (z) as such Member’s true and lawful attorney, in such Member’s name, place and stead, to execute any agreements or documents required to be executed by such Member, pursuant to this Section 6.1. The proxy and grant of power of attorney granted pursuant to clause (y) and clause (z) of this Section 6.1 are given in consideration of the agreements and covenants of the Company and the Member in connection with the transactions contemplated by this Agreement and, as such, are coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires in accordance with its terms. Each Member hereby revokes any and all previous proxies or powers of attorney with respect to such Member’s Units.
(d)    Cost of Sale. The Members shall bear their pro-rata share (based upon their Membership Interest) of the costs of any Sale of the Company to the extent such costs are not otherwise paid by the Company or the acquiring Person whether or not such Sale of the Company closes. Costs incurred by any Member on its own behalf will not be considered costs of a Sale of the Company and shall be paid solely by such Member.
Section 6.2.    Change in Form.
(k)    The Members acknowledge and agree that there may be one or more circumstances that would cause it to be in the best interests of the Company that the business of the Company be conducted in, or that the ownership structure be modified to, a form different from that of the current form of the Company (a “Change in Form”). Accordingly, the Members agree that, upon such a determination by the Manager, the Manager shall take any and all actions necessary or desirable so that the Company may continue its business and undergo one or more Changes in Form. The Manager shall effect the Change in Form in such manner as determined by the Manager to fairly represent the relative economic and other rights of the Members as members of the Company at the time and shall strive to minimize taxes and costs to be incurred by the Company, the Members or the resulting entity (subject to the requirements of Section 6.2(b)). The Change in Form may take the form of, without limitation, a merger of the Company into another entity, a contribution of all of the interests of the Members in the Company to another entity, and the distribution of its ownership interests to the Members, a transfer of the assets, subject to the liabilities, of the Company to another entity and the distribution of its ownership interests to the Members, a conversion authorized by the Act, or such other form as the Manager shall reasonably determine to be appropriate. Any Change in Form pursuant to this Section 6.2 may be completed by the Manager with no further action by any Member acting in the capacity of a Member and no individual Member shall have any veto or other right to vote on a Change in Form. Each Member hereby agrees to take any and all action that may be necessary or desirable both from and after the filing of the registration statement made in connection with a Change in Form approved pursuant to this Section 6.2, including any such action necessary or desirable to achieve the Federal or other tax effect of the Change in Form desired by the Manager at the time of the Change in Form. The Members acknowledge that a Change in Form pursuant to this Section 6.1 may be effected by the Company one or more times during the existence of the Company, including any successor Company due to a previous Change in Form.
(l)    The Units or other ownership interests of the entity or association resulting from the Change in Form shall be divided into classes and series and shall be allocated to and among the Members in such manner as shall result in the Members having substantially the same relative rights with respect to voting, rights, assets, and profits and losses of the resulting entity or association as the Members had in voting, rights, assets, and profits and losses of the Company immediately prior to the Change in Form, subject, however to any change resulting from any difference in taxation of the resulting entity or association that may occur as a result of the Change in Form. The Members shall establish the terms of the organizational documents of any resulting entity or association, in their sole discretion, but consistent with the terms of this Section 6.2.

ARTICLE VII
FISCAL MATTERS
Section 7.1.    Books and Records. Full and accurate books and records of the Company (including without limitation all information and records required by the Act) shall be maintained at its principal executive office showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company’s business and affairs. All Members shall have access at all times to the books and records of the Company, during regular business hours, at the Company’s principal executive office, upon provision of notice in writing by any Member to the Company at least five (5) days before the date on which any Member desires to inspect said books and records.
Section 7.2.    Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.
Section 7.3.    Tax Status. Notwithstanding any provision hereof to the contrary, solely for purposes of the United States federal income tax laws, each of the Members hereby recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.
Section 7.4.    Accounting Decisions. All decisions as to accounting and taxation matters shall be made by the Manager. Such decisions must be satisfactory to the Company’s accountants.
Section 7.5.    Bank Accounts. All funds of the Company shall be deposited in its name at its principal financial institution, or other financial institution approved by the Manager.
Section 7.6.    Tax Matters Member.
(a)    The Tax Matters Member (the “TMM”) is responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayments arising out of a Member’s distributive share of items of income, deduction, credit and/or of any other Company item (as that term is defined in the Code or in regulations issued by the Internal Revenue Service) allocated to the Members affecting any Member’s tax liability.
(b)    The TMM shall promptly give notice to all Members of any administrative or judicial proceeding pending before the Internal Revenue Service involving any Company item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Internal Revenue Service.
(c)    The TMM shall have all the powers provided to a tax matters partner in Sections 6221 through 6233 of Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Company item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from Company items.
(d)    Lakeside DVH Manager, LLC shall be the initial TMM. The TMM may resign its position by giving thirty (30) days written notice to all Members, whereupon the Manager shall designate a new TMM.

(e)    The TMM shall be entitled to reimbursement for any and all reasonable expenses incurred by the TMM with respect to any administrative and/or judicial proceedings affecting the Company.

ARTICLE VIII
TRANSFER RESTRICTIONS
Section 8.1.    Restrictions on the Transfers. Except as otherwise set forth in this Agreement, at no time during the term of this Agreement may any Member Transfer any of his, her or its Units (or any interest in or right to acquire any of its Units) except:
(e)    To the extent permitted or required under the conditions set forth in Article VI 6.1 or in Section 8.2; and
(f)    Any Member may Transfer any of his, her or its Units to any Person upon approval of the Manager (such Transfers pursuant to Sections 8.1(a) and (b), “Permitted Transfers”).
The Company will not recognize any Transfer of any Units or any interest in or right to acquire Units unless such Transfer is made in full compliance with all the provisions of this Agreement and any other applicable agreement.
Section 8.2.    Right of First Refusal.
(c)    Except in the case of Transfers made pursuant to Article VI or Section 8.1(b), which are not subject to this Section 8.2 if any Member (the “Selling Member”) receives a bona fide written offer (the “Third Party Offer”) from any Person who is not a party to this Agreement (the “Third Party”) to purchase all or a portion of the Selling Member’s Units (the “Offered Units”), and the Selling Member desires to accept the Third Party Offer, then the Selling Member shall notify in writing all of the other Members of the Company (the “Remaining Members”) of the identity of the Third Party and shall attach a photocopy of the Third Party Offer.
(d)    The Remaining Members shall have the right, but not the obligation, to purchase the Offered Units at the same purchase price and upon substantially the same terms and conditions as are contained in the Third Party Offer. Each Remaining Member shall have the option to purchase such Remaining Member’s proportionate share of the Offered Units, and a Remaining Member’s proportionate share shall be equal to the ratio that such Remaining Member’s Units bears to the total Units issued and outstanding other than the Selling Member’s Units. Each Remaining Member’s option to purchase shall be exercisable by giving written notice to the Selling Member and the Remaining Members within thirty (30) days after the Selling Member gives notice of the Third Party Offer. If any Remaining Member fails to exercise the option to purchase such Remaining Member’s proportionate share of the Offered Units, then the other Remaining Members, if any, shall have the right, exercisable within fifteen (15) days after the expiration of the aforesaid thirty (30) day period, to purchase such remaining portion of the Offered Units in proportion to the ratio that such other Remaining Member’s Units bears to the total Units issued and outstanding of those Members exercising their options hereunder, or as they may agree among themselves. The options to purchase the Offered Units shall be exercisable by giving written notice to the Selling Member within the aforesaid thirty (30) or fifteen (15) day periods, as may be applicable. Such options shall be enforceable only if the Remaining Members agree to purchase all of the Offered Units and, in such a case, the sales pursuant to the exercise of such options shall be made within ninety (90) days after the Selling Member gives notice of the Third Party Offer.

(e)    If the Remaining Members fail to exercise their respective options to purchase all of the Offered Units within the applicable thirty (30) and fifteen (15) day periods, then the Selling Member may, notwithstanding Section 8.1, but subject to Section 8.3 and the prohibitions of Section 8.6, sell all of the Offered Units to the Third Party on the same terms and conditions as are contained in the Third Party Offer, provided that such transaction must be completed within ninety (90) days after the expiration of the fifteen (15) day period referred to above. Alternatively, the Selling Member may retain such Offered Units. If the Offered Units are not sold to the Third Party within the ninety (90) day period referred to above, then the Offered Units shall not be sold to the Third Party unless the provisions of this Section 8.2 are again satisfied. A Third Party who purchases a Selling Member’s Offered Units shall become a substituted Member upon such sale only if and when the Manager consents to the Third Party becoming a substituted Member. Unless and until the Manager so consents, the Third Party will merely be an assignee of the Selling Party’s Units.
Section 8.3.    Conditions to Transfer. No Permitted Transfer may be effected by any Member unless (a) such Transfer is in compliance with the Securities Act and all applicable state securities laws, and, if requested by the non-transferring Members, such transferring Member has delivered an opinion of such Member’s counsel to the Company or other evidence, in form and substance reasonably satisfactory to the Company, to the effect that such Transfer is either exempt from the requirements of the Securities Act and the applicable securities laws of any state or that such registration requirements have been complied with; and (b) any transferee of a Permitted Transfer agrees in writing to become a party to, and to be bound by the provisions of, this Agreement.
Section 8.4.    Transferee’s Rights. A transferee permitted under this Article VIII shall be entitled to receive distributions from the Company applicable to the acquired Units by reason of such Transfer after the effective date thereof.
Section 8.5.    Effective Date of Transfer. The effective date of a Transfer of any Units shall be the last day of the month in which the Manager receives properly executed instruments pursuant to this Agreement. Notwithstanding the foregoing, none of the Officers, the Manager or the Company shall incur any liability for distributions made to any transferor prior to such time as the written instrument transferring such interest shall have been received by the Company or prior to the effective date of such Transfer.
Section 8.6.    Prohibited Transfers. Notwithstanding any other provision of this Agreement, no Transfer may be made of a Member’s Units or any portion thereof to the extent that any such Transfer: (a) would result in the termination of the Company for federal income tax purposes, (b) would violate any federal or state securities laws, (c) is made to a Person who does not agree to be subject to the terms of this Agreement, and in the case of a Person that is an entity, such owners of the entity do not agree to be subject to the terms of this Agreement, (d) is made to a Person who does not agree to execute such documents as the Manager may reasonably require to reflect the Person agreeing to be subject to the terms of this Agreement in accordance with Section 8.3, (e) would cause a default under the terms of any indebtedness of the Company or would otherwise violate the terms of any agreement between the Company and another party or (f) is made to a minor or to a Person who is incompetent or insane; and any attempted assignment in violation hereof shall be ineffective to transfer any such Units. Any Transfer of a Member’s Units in the Company in contravention of this Agreement (a “Prohibited Transfer”) shall be null and void and, if a Member attempts to make a Prohibited Transfer, then the Manager shall be entitled to take any and all action which may be necessary or appropriate to defeat or prevent the Prohibited Transfer.

ARTICLE IX
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 9.1.    Dissolution. The Company will dissolve and its affairs will be wound up upon the first to occur of any of the following:
(f)    the approval of the Manager; or
(g)    the issuance of a decree by a court of competent jurisdiction ordering the dissolution of the Company.
For the avoidance of doubt, it is agreed that the death, resignation, withdrawal, Bankruptcy, or expulsion of any Member will not dissolve the Company.
Section 9.2.    Liquidation and Termination. Upon dissolution of the Company, the Manager, or the other Persons required or permitted by law to carry out the winding up of the affairs of the Company shall:
(a)    promptly notify all Members of such dissolution;
(b)    wind up the affairs of the Company;
(c)    prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the Company; and
(d)    after paying or providing for the payment of all liabilities and obligations of the Company as described below, distribute the assets of the Company as provided by the terms of this Agreement, including Section 9.3.
Section 9.3.    Distribution of Assets.
(a)    General. Upon dissolution of the Company and the sale of its assets, the proceeds of such sale or the assets of the Company will be allocated as set forth below:
(i)    first, to pay all outstanding liabilities and expenses of the Company (other than those specified in Section 9.3(b));
(ii)    second, to repayment of outstanding loans, if any, made by Members to the Company; and
(iii)    third, to the Members in accordance with the order and priority set forth in Section 4.5(a) (subject to Section 4.5(c)).
(b)    Adjustments to Capital Accounts. It is intended that the distributions set forth in Section 9.3(a) comply with the intention of Regulations Section 1.704-1(b)(2)(ii)(b)(2) that liquidating distributions be made in accordance with positive Capital Accounts. However, if the balances in the Capital Accounts do not result in such requirement being satisfied, no change in the amounts of distributions pursuant to Section 9.3(a) shall be made, but rather, Profits (and items thereof) and Losses (and items thereof) will be allocated among the Members in accordance with Section 4.1 and Section 4.2 hereof so as to cause the balances in the Capital Accounts to be in the amounts necessary so that, to the extent possible, such result is achieved.
(c)    Procedure. Distributions made pursuant to this Section 9.3 will be made within the time periods prescribed by the Regulations. Liquidating distributions may be made in cash or in kind or partly in each, provided that any assets distributed in kind are distributed on the basis of their fair market values at the time of distribution, in each case as determined by the Manager. Appropriate arrangements may be made to establish reserves for unknown or contingent liabilities as the Manager may determine.
Section 9.4.    Waiver of Right to Partition and Decree of Dissolution. As a material inducement to each Member to execute this Agreement, each Member covenants and represents to each other Member that, during the existence of the Company, no Member, nor such Member’s heirs, representatives, successors, transferees or assigns, will attempt to make any partition of any Company assets whether now owned or hereafter acquired, and each Member waives all rights of partition provided by statute or principles of law or equity, including partition in kind or partition by sale. The Members agree that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in a court to dissolve the Company. The Members agree that there are fair and just provisions for payment and liquidation of the interest of any Member, and fair and just provisions to prevent a Member from selling or otherwise alienating such Member’s interest in the Company. Accordingly, each Member hereby waives and renounces such Member’s right to such a court decree of dissolution or to seek the appointment by court of a liquidator or receiver for the Company.
ARTICLE X
GENERAL PROVISIONS
Section 10.1.    Nondisclosure.
(a)    Recognition of Company’s Rights; Nondisclosure. Each Member shall keep secret and retain in strict confidence, and shall not use for his, her or its personal benefit (directly or indirectly), or the benefit (directly or indirectly) of any third party Person, any Proprietary Information (as defined in Section 10.1(b) below). Each Member’s obligation of confidentiality will not apply to disclosures of Proprietary Information that are compelled by any legal, administrative or investigative proceeding before any court, or any governmental or regulatory authority, agency or commission; provided, however, that such Member shall notify the Company prior to any disclosure and cooperate with the Company in seeking a protective order or other similar determination with respect to such Proprietary Information.
(b)    Proprietary Information. The term “Proprietary Information” means any and all confidential and/or proprietary knowledge, data or information of or relating to the Company and its Business, whether or not it is embodied in writing or other physical or electronic form or is retained in the memory of a Member. By way of illustration but not limitation, “Proprietary Information” includes (i) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other technical information, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, including all Company Intellectual Property (as defined in Section 10.2 below); (ii) information regarding (A) research and development, (B) new products, (C) marketing and selling, (D) business plans, (E) budgets, (F) forecasted projects and opportunities, (G) financial statements, (H) licenses, (I) security and passwords, (J) operating procedures, (K) prices and costs, and (L) vendors, suppliers and customers; (iii) information regarding the skills, position, and compensation of other employees of the Company; and (iv) information received by the Company from a third party subject to the terms of a confidentiality, non-

disclosure or similar agreement or with the reasonable expectation that such information would be treated as confidential or proprietary information. Failure to mark information as confidential or proprietary will not adversely affect its status as Proprietary Information. Proprietary Information does not include information that is or becomes generally known to and available for use by the public other than as a result of such Member’s fault.
Section 10.2.    Company Intellectual Property. Each of the Members acknowledges and agrees that the Company shall own all right, title and interest in and to the Company Intellectual Property. The term “Company Intellectual Property” means all inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other technical information, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world related thereto, developed, created or used by any Member or the Company in connection with the Business carried on by the Company.
Section 10.3.    Corporate Opportunities. No Member or Manager shall have any duty to communicate or present any investment or business opportunity to the Company or any other Member; and no Member or any Manager shall be deemed to have breached any duty or obligation to the Company by reason of the fact such Person pursues or acquires any investment or business opportunity for himself, herself or itself or his, her or its Affiliates or does not communicate information regarding such investment or business opportunity to the Company or the Manager.
Section 10.4.    Notices. Any notice given hereunder shall be deemed duly given (a) three (3) days after being mailed by registered or certified mail, return receipt requested, postage and registration or certification charges prepaid, or (b) one (1) day after being deposited with a national, overnight air courier service, marked for delivery on the next business day, addressed:
(a)    in the case of the Company, to 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, attn: General Counsel; and
(b)    in the case of any Member, to the address set forth on Schedule A;
or to such address as any party may specify in writing to the other parties. Notwithstanding the foregoing, any notice shall be deemed given upon deposit in the mail or with the overnight air courier if simultaneously confirmed by facsimile or email delivery to the necessary parties as specified above. Any party hereto may change his, her or its address for service of such notices to such other address as said party shall designate by written notice given to the others as herein provided at least five (5) days prior to the effective date of said change of address. If any such changed address shall be outside the United States of America, the effective time for notices by mail shall be extended by five (5) days and the effective time for all other forms of notices shall be extended by two (2) days.
Section 10.5.    Integration. This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any, among and between the Members relating to the subject matter hereof.
Section 10.6.    Applicable Law. This Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
Section 10.7.    Jurisdiction and Venue. This Agreement and its subject matter have substantial contacts with the State of Arizona, and all actions, suits, or other proceedings with respect to this

Agreement shall be brought only in a court of competent jurisdiction sitting in Maricopa County, Ohio, or in the Federal District Court having jurisdiction over Cuyahoga County, Ohio. In any such action, suit, or proceeding, such court shall have personal jurisdiction of all of the parties hereto, and service of process upon them under any applicable statutes, laws, and rules shall be deemed valid and good.
Section 10.8.    Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.
Section 10.9.    Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective heirs, executors, administrators, successors, transferees and assigns.
Section 10.10.    Recitals. The Recitals hereto are incorporated herein by reference.
Section 10.11.    Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural, and vice versa. Titles of Articles and Sections are for convenience only and neither limit nor amplify the provisions of this Agreement itself.
Section 10.12.    Amendments.
(a)    This Agreement may be amended by the Manager without the approval of any Member if such amendment is: (a) for the purpose of clarification and does not change the substance hereof; (b) necessary or appropriate to satisfy requirements of the Code or the Regulations or of any Federal or state securities laws or regulations (in which case such amendment may be made effective as of the date of this Agreement); or (c) for the purpose of admitting or substituting Members in accordance with this Agreement.
(b)    Except as expressly provided in Section 10.10(a), amendments to this Agreement shall require (i) the approval of the Manager, and (ii) the consent of all of the Members.
Section 10.13.    Mutual Drafting. The parties hereto are sophisticated and have been represented by counsel who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.
Section 10.14.     Representation. Each party hereto acknowledges and agrees that  (A) (i) Ulmer & Berne LLP has previously, is currently, and/or may in the future represent one or more of the Company, the Members, the Manager, the Officers and/or their respective Affiliates, (ii) in connection with this Agreement, Ulmer & Berne LLP is representing the Company and Lakeside DVH Manager, LLC only, (iii) no current or future conflicts of interest may be asserted on the basis of the services rendered by Ulmer & Berne LLP in connection with this Agreement, such conflicts being hereby waived, and (iv) Ulmer & Berne LLP shall be permitted to represent the Company, any of the Members, the Manager, the Officers and/or their respective Affiliates in connection with any matter whatsoever, now or in the future, including but not limited to any litigation with any other Member or their Affiliates; and (B) each party hereby waives any conflict of interest that may arise in connection with any or all of the same.

Section 10.15.    Representations. Each Member, and in the case of a Member that is not a natural person, each Person executing the Agreement on behalf of such Member, directly or indirectly, hereby represents and warrants to the Company and each other Member that (a) if the Member is not a natural person, it is duly organized, validly existing, and in good standing under the laws of its state of organization and that it has full organizational power to execute and agree to the Agreement and perform its obligations hereunder, (b) the Member is acquiring his, her or its Units for his, her or its own account as an investment and without an intent to distribute the Units, and (c) the Member acknowledges that the Units have not been registered under the Securities Act or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.
Section 10.16.    Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.